INVESCO GROWTH ALLOCATION FUND                                     SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        11

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               26,037

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                6,802
          Class C                7,139
          Class R                1,295
          Class S                2,693
          Class Y                  113
          Institutional Class       10

74V.    1 Net asset value per share (to nearest cent)
          Class A               $9.46

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $9.29
          Class C               $9.29
          Class R               $9.41
          Class S               $9.46
          Class Y               $9.47
          Institutional Class   $9.53